EXHIBIT 4.1


AMERICAN DIGITAL COMMUNICATIONS, INC
(a Wyoming corporation)


         THIS WARRANT HAS BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THIS WARRANT OR (ii) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.


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COMMON STOCK PURCHASE WARRANT
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         THIS COMMON STOCK PURCHASE WARRANT (this "Warrant") certifies that, for value received, [ ] (the "Holder") is entitled, on the terms and subject to the conditions set forth herein, to purchase up to [ ] ([ ]) shares of the Common Stock, $.0001 par value ("Common Stock"), of American Digital Communications, Inc., a Wyoming corporation (the "Company"), at an exercise price per share equal to $.30 (the "Purchase Price"), in lawful funds of the United States of America payable in cash or by certified or official bank check, such Purchase Price and the number of shares purchasable hereunder (the "Subject Stock") being subject to adjustment as set forth in this Common Stock Purchase Warrant (this "Warrant").

         This Warrant is subject to the following further terms and conditions:


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         Section 1. EXERCISE.  The purchase  rights  represented by this Warrant shall be exercisable, at the option of the Holder (as herein defined), for all or part of the Subject Stock, subject to adjustment as hereinafter set forth, commencing on the date of this Warrant. The purchase rights represented by this Warrant shall expire on the fifth anniversary hereof. Upon presentation and surrender of this Warrant, with written notice in the form of Exhibit A from the Holder of its exercise, together with payment of the Purchase Price then in effect for the shares of Common Stock thereby purchased, at the principal office of the Company, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased. The term "Holder" shall include any person to whom this Warrant has been transferred as permitted by the terms of this Warrant. All shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonAassessable and free from all taxes, liens and charges with respect thereto.


         Section 2. CONSIDERATION. This Warrant has been issued to the Holder in partial consideration of an investment in certain debt securities of the Company made contemporaneously herewith pursuant to a letter agreement dated [ ], 1998 between the Holder and the Company.

         Section 3.  ADJUSTMENTS.

                  (3.1) Stock Splits. After the date hereof, in case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by stock dividend, stock split or otherwise, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable hereunder shall be proportionately increased. In case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced.

                  (3.2) Reclassifications. After the date hereof, in case of any reclassification or change in the outstanding shares of Common Stock (except under the circumstances contemplated in Section 3(a)), or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another person or entity of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing person or entity that the Holder shall have the right, upon presentation and surrender of this Warrant, with written notice from the Holder of its exercise, together with payment of the Purchase Price in effect immediately prior to such reclassification, change, consolidation, merger, sale or conveyances for the number of shares that but for such transaction would have been purchased hereunder, to receive the kind and amount of stock and other securities and property receivable in such transaction by a holder of such number of shares.

                  (3.3) No Other Antidilution Rights. Except as expressly set forth herein, the Holder shall not be entitled to any antiAdilution rights with respect to either (i) the number and kind of shares subject to this Warrant or
(ii) the Purchase Price.


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         Section  4.  REPLACEMENT.  Upon  receipt  by the  Company  of  evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a replacement warrant of like tenor, in lieu of this Warrant. Further, if the Holder of this Warrant exercises the purchase rights granted hereunder in part but not in whole, the Company agrees that it will deliver to the Holder a replacement warrant which will entitle the Holder thereof to purchase the number of shares of Common Stock that remain as yet unpurchased under this Warrant on the terms and conditions set forth herein.


         Section 5. NO FRACTIONAL SHARES. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, at its option, in respect of any fraction of a share make a payment in cash based on the Purchase Price.


         Section 6. RESERVATION OF SHARES. The Company shall reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of this Warrant. Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Company may validly and legally issue fully paid and nonAassessable shares of Common Stock at such adjusted Purchase Price.


         Section  7.  NOTICES.   All  notices,   requests,   consents  or  other
communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed firstAclass postage prepaid as follows:

                           (a)      If to the Holder, to

                                    [                         ]
                                    [                         ]
                                    [                         ]
                                    Attention: [              ]

or at such other address as may have been furnished to the Company in writing by the Holder; and

                           (b)      If to the Company, to

                                    American Digital Communications, Inc.
                                    580 Granite Court
                                    Pickering, Ontario L1W 3Z4
                                    CANADA

or at such other address as may have been furnished to the Holder in writing by the Company.


         Section 8. TAX CONSEQUENCES. Holder acknowledges that the issuance of this Warrant and its exercise may have tax consequences to Holder, and agrees that the Company has no responsibility for advising Holder with respect to such taxes or for payment of any such taxes. Holder shall rely solely on its own tax advisor and shall be solely responsible for payment of any resulting taxes.


         Section 9. HOLDER'S ACKNOWLEDGMENTS. Holder acknowledges and agrees to the following:

         (a) This Warrant and the shares of Common Stock purchasable hereunder are being and will be acquired by the Holder for investment purposes and for its own account and not with a view to the distribution or resale thereof.

         (b) No public media advertisement has been used or mass mailing made in connection with this Warrant or the Common Stock issuable upon its exercise, and no cash or securities have been given or paid, directly or indirectly, to any promoter as compensation in connection with this Warrant or such Common Stock.

         (c) This Warrant and such Common Stock will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration. This Warrant may not be sold, transferred or assigned by the Holder, in whole or in part, without the consent of the Company. The Common Stock may not be sold, transferred, assigned or otherwise disposed of without an effective registration statement covering the Common Stock under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act and applicable state securities laws.

         (d) There are restrictions imposed by law upon the transfer of and resale of such Common Stock and the Holder may be required to hold such shares of Common Stock indefinitely unless such shares are subsequently registered under the Act and applicable state securities laws, or an exemption from such registration is available.

         (e) The following legend shall be placed on the certificates for shares of the Common Stock purchased upon exercise of this Warrant: "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The shares have been acquired for investment and not with a view toward distribution or resale and may not be sold or otherwise transferred without an effective registration statement covering such shares under the Securities Act and any applicable state securities laws, or an opinion of counsel, satisfactory to the issuer, that registration thereunder is not required."

         (f) The Holder shall have no rights as a stockholder with respect to any shares of Common Stock purchasable under this Warrant until the date of issuance of a certificate for the Common Stock so purchased in accordance with the terms hereof. Except as expressly set forth herein, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.


         Section 10. REPRESENTATION OF THE COMPANY. The Company represents and warrants that this Warrant has been duly authorized, executed and delivered and constitutes the binding and enforceable obligation of the Company.



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         Section 11. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to the choice of law principles thereof.



         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its [ ] and attested to by its Secretary as of the date set forth below.


DATED: As of [             ], 1998

                                     AMERICAN DIGITAL COMMUNICATIONS, INC.


                                     By:___________________________
                                        Name:
                                        Title:

Attest:


--------------------------
 [                     ]
 Secretary




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Exhibit A

FORM OF NOTICE OF EXERCISE



TO:      American Digital Communications, Inc.

         The undersigned, the holder of warrants to purchase shares of common stock of American Digital Communications, Inc. (the "Company") pursuant to a warrant agreement dated as of [ ], 1998, hereby irrevocably elects to exercise the purchase right represented by such warrants for, and to purchase thereunder, ____ shares of common stock of the Company and herewith tenders payment of $________ in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and be delivered to, the undersigned at the address indicated.


Dated: _______________


                                    [                       ]


                                  By:____________________________________
                                     Name:
                                     Title:



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                                            (address)